UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 3, 2023 (August 1, 2023)

Kaival Brands Innovations Group, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	000-56016	83-3492907
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4460 Old Dixie Highway

 Grant-Valkaria , Florida 32949

(Address of principal executive office, including zip code)

Telephone: (833) 452-4825

 (Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	KAVL	The Nasdaq Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Appointment of Thomas Metzler as Chief Financial Officer, Treasurer and Secretary of the Company

Effective as of August 1, 2023, the Board of Directors (the “Board”) of Kaival Brands Innovations Group, Inc. (the “Company”) appointed Thomas Metzler as the Company’s Chief Financial Officer, Treasurer and Secretary. As Chief Financial Officer, Mr. Metzler replaces Mark Thoenes, who has served as the Company’s Interim Chief Financial Officer since June 2021. Pursuant to his appointment, Mr. Metzler entered into an employment agreement with the Company effective as of August 1, 2023 (the “Metzler Employment Agreement”).

Mr. Metzler, 46, brings over 20 years of finance and operational experience in the vaping and consumer products sector to the Company. Since June 2019, he has worked as an accounting and operational consultant. From April 2013 to June 2019, Mr. Metzler served as Managing Director of a Division of Turning Point Brands (NYSE: TPB), a manufacturer, marketer and distributor of branded alternative smoking accessories and consumables with active ingredients. At Turning Point Brands, Mr. Metzler led a team to transform the process of financial management efficiencies, which improved cost controls, managed inventory turn, developed strategic product promotions to accelerate product distribution, and built strategic alliances with suppliers. Mr. Metzler also developed & monitored key performance indicators (“KPIs”) which generated record growth with retail and wholesale distributors. He also provided post-acquisition assistance to integrate newly acquired entities into Turning Point Brands and advocated for the vapor industry by meeting with the White House’s OMB/OIRA office, and various congressional and senatorial offices. Mr. Metzler was a significant contributor as a Standard Technical Panel member in developing UL 8139- Electrical Systems of Electronic Cigarettes and Vaping Devices, a safety standard that evaluates the electrical and battery systems of vaping devices and electronic cigarettes. Mr. Metzler was a licensed CPA for over 20 years, during which time he provided accounting and related consulting services to many companies. He began his career working with public and private companies in the assurance practice at PricewaterhouseCoopers LLP in Boston. Mr. Metzler earned a B.S. in Accounting from Canisius College.

The Company believes Mr. Metzler is qualified to be Chief Financial Officer because of his extensive experience in accounting and mergers and acquisitions, and because of his deep knowledge of business operations in our industry.

There is no arrangement or understanding between Mr. Metzler and any other person pursuant to which he was selected as Chief Financial Officer. Mr. Metzler has no family relationships with any of our directors or executive officers, and has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Pursuant to the Metzler Employment Agreement, the Company shall pay to Mr. Metzler a base salary of $240,000. The Company may, in its sole discretion, grant to Mr. Metzler a bonus for the calendar year 2023. Beginning in the 2024 calendar year, the Company may, in its sole discretion, grant to Mr. Metzler an annual incentive bonus based upon targets set by the Board and its Compensation Committee. Beginning in 2024 and thereafter, Mr. Metzler’s bonus target shall be up to 30% of his base salary.

Pursuant to the Metzler Employment Agreement, the Company has also granted to Mr. Metzler, effective August 1, 2023, an option to purchase 253,916 shares of the Company’s common stock with an exercise price of $0.591 per share (which option was valued under the Black-Scholes pricing model at $150,000) (the “Metzler Option”). The Metzler Option shall vest over four years. One-quarter of the Metzler Option shall vest on the first anniversary of the grant date and shall vest afterward monthly at the rate of 1/36 per month until fully vested. The Metzler Option and its vesting shall be subject to, and governed by, the terms and conditions of the Company’s 2020 Stock and Incentive Compensation Plan (the “Incentive Plan”) as amended from time to time, and the award agreement issued by the Incentive Plan.

Mr. Metzler’s employment agreement contains customary clawback language, which states that any incentive-based compensation granted to Mr. Metzler, including any annual incentive bonus and the Metzler Option, that is subject to recovery under any law, government rule or regulation, or stock exchange listing requirement (“Clawback Rules”), will be subject to such deductions and clawback as may be required to be made pursuant to such Clawback Rules or any policy adopted by the Company pursuant to any such Clawback Rules.

Mr. Metzler’s employment is at will, meaning that either he or the Company may terminate the employment at any time for any reason or no reason. The employment agreement also allows for termination by the Company for “Cause” or by Mr. Metzler without “Good Reason,” as defined in the agreement. If the Company terminates Mr. Metzler’s employment for Cause, or if he terminates without Good Reason, Mr. Metzler will be entitled to receive the following: (i) any unpaid base salary accrued up to the termination date, (ii) reimbursement for business expenses, and (iii) employee benefits and equity compensation under the Company’s benefit plans as of the termination date, without any additional severance or termination payments. If the Company terminates Mr. Metzler without Cause, or if he terminates for Good Reason, Mr. Metzler will be entitled to receive: (i) the previously mentioned accrued amounts, (ii) severance pay equal to two (2) months of his base salary, increasing to six (6) months after one (1) year of employment, and (iii) any rights to option or equity grants as defined in the Incentive Plan.

The Metzler Employment Agreement also contains customary provisions for confidentiality and matters related to intellectual property and Company property.

The foregoing description of the Metzler Employment Agreement contained herein does not purport to be complete and is qualified in its entirety by reference thereto, which is attached to this Report as Exhibit 10.1 and is incorporated herein by reference.

Appointment of Eric Mosser as Chief Executive Officer and President

Effective as of August 1, 2023, the Board promoted Mr. Eric Mosser, the Company’s President and Chief Operating Officer, as the Company’s Chief Executive Officer and President. In connection with his promotion, Mr. Mosser has entered into an employment agreement with the Company (the “Mosser Employment Agreement”) effective as of August 1, 2023.

Aside from agreements with Mr. Mosser that have previously been disclosed by the Company in its filings with the Securities and Exchange Commission, Mr. Mosser has not been involved in any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K. There are no family relationships between Mr. Mosser and any other director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company and there are no arrangements or understandings between him and any other persons pursuant to which he was or is to be selected as an officer.

Pursuant to the Mosser Employment Agreement, the Company agrees to pay to Mr. Mosser a base salary of $300,000. The Company may, in its sole discretion, grant to Mr. Mosser a bonus for the calendar year 2023. Beginning in the 2024 calendar year, the Company may, in its sole discretion, grant to Mr. Mosser an annual incentive bonus based upon targets set by the Board and its Compensation Committee. Beginning in 2024 and thereafter, Mr. Mosser’s bonus target shall be up to 40% of his base salary.

Pursuant to the Mosser Employment Agreement, the Company has also granted to Mr. Mosser, effective August 1, 2023, an option to purchase 567,080 shares of the Company’s common stock with an exercise price of $0.591 per share (which option was valued under the Black-Scholes pricing model at $335,000) (the “Mosser Option”). The Mosser Option shall vest over four years. One-quarter of the Mosser Option shall vest on the first anniversary of the grant date and shall vest afterward monthly at the rate of 1/36 per month until fully vested. The Mosser Option and its vesting shall be subject to, and governed by, the terms and conditions of the Company’s Incentive Plan as amended from time to time, and the award agreement issued by the Incentive Plan.

Mr. Mosser’s employment agreement contains customary clawback language, which states that any incentive-based compensation granted to Mr. Mosser, including any annual incentive bonus and the Mosser Option, that is subject to recovery under the Clawback Rules, will be subject to such deductions and clawback as may be required to be made pursuant to such Clawback Rules or any policy adopted by the Company pursuant to any such Clawback Rules.

The Mosser Employment agreement includes clauses related to non-competition and non-solicitation. During the term of the agreement and for six (6) months thereafter, Mr. Mosser agrees not to contribute in certain “Prohibited Activity” as defined in the agreement. Such activity includes but is not limited to contributing to entities engaged in the same or similar business as the Company, including those engaged in the business of developing, manufacturing, marketing, distributing, or selling, vaping products. Mr. Mosser also agrees not to solicit Company employees and customers for twelve (12) months after the termination of his employment.

Mr. Mosser’s employment is at will, meaning that either he or the Company may terminate the employment at any time for any reason or no reason. The employment agreement also allows for termination by the Company for “Cause” or by Mr. Mosser without “Good Reason,” as defined in the agreement. If the Company terminates Mr. Mosser’s employment for Cause, or if he terminates without Good Reason, Mr. Mosser will be entitled to receive the following: (i) any unpaid base salary accrued up to the termination date, (ii) reimbursement for business expenses, and (iii) employee benefits and equity compensation under the Company’s benefit plans as of the termination date, without any additional severance or termination payments. If the Company terminates Mr. Mosser without Cause or if he terminates for Good Reason, Mr. Mosser will be entitled to receive: (i) the previously mentioned accrued amounts, (ii) severance pay equal to two (2) months of his base salary, increasing to six (6) months after one (1) year of employment, and (iii) any rights to option or equity grants as defined in the Incentive Plan.

The Mosser Employment Agreement also contains customary provisions for confidentiality and matters related to intellectual property and Company property.

The foregoing description of the Mosser Employment Agreement contained herein does not purport to be complete and is qualified in its entirety by reference thereto, which is attached to this Report as Exhibit 10.2 and is incorporated herein by reference.

On August 3, 2023, the Company issued a press release announcing the appointment of Mr. Metzler and Mr. Mosser as the Company’s new Chief Financial Officer and Chief Executive Officer, respectively. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on January 30, 2023, the Company received a letter from The Nasdaq Stock Market (“Nasdaq”) notifying the Company that because the closing bid price for the Company’s common stock had fallen below $1.00 per share for 30 consecutive business days (December 14, 2022 through January 17, 2023), the Company no longer complied with the minimum bid price requirement for continued listing on the Nasdaq Capital Market under Rule 5550(a)(2) of the Nasdaq Listing Rules (the “Bid Price Rule”). The notice indicated that we would have 180 calendar days, or until July 31, 2023, to regain compliance with the Bid Price Rule.

On August 1, 2023, Nasdaq notified the Company that its has received a 180-day extension to comply with the Bid Price Rule until January 29, 2024, by which date the Company must evidence compliance with the Bid Price Rule for at least ten (10) consecutive business days. If compliance cannot be demonstrated by January 29, 2024, Nasdaq will provide written notification to the Company that its common stock will be delisted. In the event of such a notification, the Company may appeal Nasdaq’s determination. There can be no assurance Nasdaq would grant any such request for continued listing.

The Company is presently evaluating various courses of action to regain compliance with the Bid Price Rule. However, there can be no assurance that the Company will be able to regain compliance. This notification has no immediate effect on the Company’s listing on the Nasdaq Capital Market nor on the trading of the Company’s common stock.

The Company issued a press release on August 2, 2023 stating that it received this letter from Nasdaq. A copy of this please release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Exhibit No.	Description
10.1	Employment Agreement by and between the Company and Thomas Metzler, dated August 1, 2023
10.2	Employment Agreement by and between the Company and Eric Mosser, dated August 1, 2023
99.1	Press release of the Company, dated August 3, 2023, announcing the appointment of the Company’s new Chief Executive Officer and Chief Financial Officer
99.2	Press release of the Company, dated August 2, 2023, announcing the 180-day extension granted to the Company by Nasdaq for compliance with Nasdaq’s minimum bid price rule
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Kaival Brands Innovations Group, Inc.

Dated: August 3, 2023	By:	/s/ Eric Mosser
Eric Mosser
Chief Executive Officer and President